EXHIBIT 10(aw)

FIRST LOAN MODIFICATION AGREEMENT

(Domestic)

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 15, 2010, and is effective as of May 31, 2010, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (b) SPIRE CORPORATION, a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Corporation”), SPIRE SOLAR, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Solar”), SPIRE BIOMEDICAL, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Biomedical”), and SPIRE SEMICONDUCTOR, LLC, a Delaware limited liability company, with its principal place of business at 25 Sagamore Park Road, Hudson, New Hampshire 03051 (“Spire Semiconductor”) (Spire Corporation, Spire Solar, Spire Biomedical, and Spire Semiconductor are jointly and severally, individually and collectively, “Borrower”).

1.              DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 16, 2009, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of November 16, 2009, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.              DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.              DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1 thereof:

“           2.1           Promise to Pay.  Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Advances hereunder with all interest, fees and finance charges due thereon as and when due in accordance with this Agreement.”

and inserting in lieu thereof the following:

“           2.1           Promise to Pay.  Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions hereunder with all interest, fees and finance charges due thereon as and when due in accordance with this Agreement.”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(a)(ii) thereof:

“Subject to the terms of this Agreement after the occurrence of the Sale Event, and provided that Borrower is Streamline Facility Eligible, Borrower may request that Bank finance Eligible Accounts on an aggregate basis (the “Aggregate Eligible Accounts”).”

and inserting in lieu thereof the following:

“Subject to the terms of this Agreement and provided that Borrower is Streamline Facility Eligible, Borrower may request that Bank finance Eligible Accounts on an aggregate basis (the “Aggregate Eligible Accounts”).”

3	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.1(b) thereof:

“           (b)           Maximum Advances.  The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.  In addition and notwithstanding the foregoing, (i) prior to the occurrence of the Sale Event, the aggregate amount of Advances outstanding hereunder together with all Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement may not exceed Five Million Dollars ($5,000,000.00) at any time, and (ii) the aggregate amount of Advances outstanding hereunder at any time may not exceed Three Million Dollars ($3,000,000.00).”

and inserting in lieu thereof the following:

“           (b)           Maximum Advances; Letter of Credit Sublimit.

(i)           The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.  In addition and notwithstanding the foregoing, (A) the aggregate amount of Advances outstanding at any time may not exceed Three Million Dollars ($3,000,000.00), and (B) while Borrower is Streamline Facility Eligible, the aggregate amount of (1) Advances outstanding hereunder, plus (2) the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3, may not exceed at any time the Streamline Availability Amount; provided, however, the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3 will not be added into this calculation at any time that Borrower has requested that it reduce availability under the Exim Agreement pursuant to Section 2.1.1(b) of the Exim Agreement (and that it does in fact reduce availability under the Exim Agreement) (such occurrence shall be the “LC Formula Event”).

(ii)           The sum of the aggregate amount of the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3 may not exceed the lesser of (A) One Million Five Hundred Thousand Dollars ($1,500,000.00) and (B) the Borrowing Base minus the principal amount of Advances outstanding hereunder.

(iii)           If, at any time, amounts outstanding exceed the amounts set forth in this Section 2.1.1(b), Borrower shall immediately pay to Bank in cash such excess amount, and Borrower hereby irrevocably authorized to Bank debit any of its accounts maintained with Bank or any of Bank’s Affiliates in connection therewith.”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(c) thereof:

“Borrower will deliver an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit C signed by a Responsible Officer for each Advance it requests, accompanied by an accounts receivable aging, with respect to Advances based upon Aggregate Eligible Accounts, or by invoices (and any other documentation related thereto as requested by Bank), with respect to Advances based upon Eligible Accounts.”

and inserting in lieu thereof the following:

“Borrower will deliver an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit C signed by a Responsible Officer for each Credit Extension it requests, accompanied by an accounts receivable aging, with respect to Advances based upon Aggregate Eligible Accounts or Letters of Credit issued pursuant to Section 2.1.3, or by invoices (and any other documentation related thereto as requested by Bank), with respect to Advances based upon Eligible Accounts.”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1 thereof:

“           (h)           Suspension of Advances.  Borrower’s ability to request that Bank finance Eligible Accounts and Aggregate Eligible Accounts hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.”

and inserting in lieu thereof the following:

“           (h)           Suspension of Credit Extensions.  Borrower’s ability to request that Bank make Credit Extensions hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(i) thereof:

“On any day that Borrower ceases to be Streamline Facility Eligible, all outstanding Advances made based on Aggregate Eligible Accounts shall be immediately due and payable, together with all Finance Charges accrued thereon.”

and inserting in lieu thereof the following:

“On any day that Borrower ceases to be Streamline Facility Eligible, all outstanding Advances made based on Aggregate Eligible Accounts shall be immediately due and payable, together with all Finance Charges accrued thereon, and all Letters of Credit issued pursuant to Section 2.1.3 shall immediately be cash secured on terms acceptable to Bank consistent with Section 2.1.3(a).”

7
Bank acknowledges that all principal and interest with respect to the Term Loan has been paid in full.  Accordingly, the Loan Agreement shall be amended by deleting Section 2.1.2 (entitled “Term Loan”) in its entirety and inserting in lieu thereof the following:

“           2.1.2           Interntionally omitted.”

8	The Loan Agreement shall be amended by inserting the following new Section 2.1.3, appearing immediately after Section 2.1.2 thereof:

“           2.1.3           Letters of Credit.

(a)           For so long as Borrower is Letter of Credit Facility Eligible, upon Borrower’s request, Bank may, in its good faith business discretion, issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account.  The aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) may not exceed the amounts set forth in Section 2.1.1(b) above.  Any such aggregate amounts utilized hereunder shall reduce the amount otherwise available for Credit Extensions hereunder.  If, on the Maturity Date, and immediately when Borrower is no longer Letter of Credit Facility Eligible, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to one hundred five percent (105.0%) of the  Dollar Equivalent amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.  All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”).  Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.  Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letters of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto, except for errors or mistakes directly resulting from Bank’s gross negligence or willful misconduct.

(b)           The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(c)           Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency.  If a demand for payment is made under any such Letters of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(d)           To guard against fluctuations in currency exchange rates, upon the issuance of any Letters of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) in an amount equal to ten percent (10.0%) of the Dollar Equivalent amount of such Letters of Credit.  The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate.  While Borrower is Letter of Credit Facility Eligible, the availability of funds under either Section 2.1.1 of this Agreement or Section 2.1.1 of the Exim Agreement (as contemplated by Section 2.1.1(b) above) shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letters of Credit remain outstanding.

(e)           Borrower shall pay Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank.”

9	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.3 thereof:

“In the event that the aggregate amount of Finance Charges earned by Bank in any Reconciliation Period during which Borrower is not Streamline Facility Eligible under this Agreement and the Exim Agreement is less than the Minimum Finance Charge, Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges earned by Bank under this Agreement and the Exim Agreement in such Reconciliation Period.”

and inserting in lieu thereof the following:

“In the event that the aggregate amount of Finance Charges earned by Bank in any Reconciliation Period under this Agreement and the Exim Agreement is less than the Minimum Finance Charge, Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges earned by Bank under this Agreement and the Exim Agreement in such Reconciliation Period.”

10	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.4 thereof:

“With respect to Financed Receivables based upon Eligible Accounts, Borrower will pay to Bank a collateral handling fee equal to 0.30% per month of the Financed Receivable Balance for each such Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”).”

and inserting in lieu thereof the following:

“With respect to Financed Receivables based upon Eligible Accounts, Borrower will pay to Bank a collateral handling fee equal to 0.20% per month of the Financed Receivable Balance for each such Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”).”

11	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3(b)(ii) thereof:

“Borrower will pay the principal amount of each Advance made based on Aggregate Eligible Accounts on the earliest of: (A) the date the Financed Receivable (or any portion thereof) is no longer an Eligible Account, or an Adjustment has been made to any portion of the Aggregate Eligible Accounts, or any Account comprising the Aggregate Eligible Accounts has been paid by the Account Debtor (but in each case only up to the portion of Advances such that the aggregate Financed Receivable Balance (net of any Accounts that are paid, not Eligible Accounts, or subject to an Adjustment) is not less than 125% of the aggregate Advances made thereon), (B) the date on which there is a breach of any warranty or representation set forth in Section 5.3 or a breach of any covenant in this Agreement, (C) the Maturity Date (including any early termination), or (D) as required pursuant to Section 2.1.1(i).”

and inserting in lieu thereof the following:

“Borrower will pay the principal amount of the Advances made based upon Aggregate Eligible Accounts on the earliest of: (A) the date on which the aggregate amount of outstanding Advances, plus the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3, exceeds the Streamline Availability Amount (but only up to the amount exceeding the Streamline Availability Amount), (B) the Maturity Date (including any early termination), or (C) as required pursuant to Section 2.1.1(i).”

12	The Loan Agreement shall be amended by deleting the following, appearing as Section 3.2 thereof:

“           3.2           Conditions Precedent to all Advances.  Bank’s agreement to make each Advance, including the initial Advance, is subject to the following:

(a)           receipt of the Advance Request and Invoice Transmittal;

(b)           Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1(d); and

(c)           each of the representations and warranties in Section 5 shall be true on the date of the Advance Request and Invoice Transmittal and on the effective date of each Advance and no Event of Default shall have occurred and be continuing, or result from the Advance.  Each Advance is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true.”

and inserting in lieu thereof the following:

“           Conditions Precedent to all Credit Extensions.  Bank’s agreement to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)           receipt of the Advance Request and Invoice Transmittal;

(b)           Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1(d); and

(c)           each of the representations and warranties in Section 5 shall be true on the date of the Advance Request and Invoice Transmittal and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true.”

13	The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.9 thereof:

“Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Advance for that purpose;”

and inserting in lieu thereof the following:

“Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose;”

14	The Loan Agreement shall be amended by deleting the following text, appearing in Section 8.5 thereof:

“or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty five (45) days (but no Advances shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);”

and inserting in lieu thereof the following:

“or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);”

15	The Loan Agreement shall be amended by deleting the following, appearing as Section 8.7 thereof:

“           8.7           Judgments.  One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Advances will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);”

and inserting in lieu thereof the following:

“           8.7           Judgments.  One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);”

16	The Loan Agreement shall be amended by deleting the following text, appearing in Section 12.11 thereof:

“(b) to prospective transferees or purchasers of any interest in the Advances (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision);”

and inserting in lieu thereof the following:

“(b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision);”

17	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“           “Borrowing Base” is eighty percent (80.0%) (or such other percentage as Bank establishes under Section 2.1.1) multiplied by Borrower’s Aggregate Eligible Accounts (net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue).  In addition, solely for purposes of determining whether Borrower has availability to have Letters of Credit issued or outstanding pursuant to Section 2.1.3 (and specifically not for determining availability for Advances under Section 2.1.1), the Borrowing Base will also include, but only to the extent not included in any borrowing base or in determining availability under the Exim Agreement, (a) ninety percent (90.0%) of Hedged Eligible Foreign Accounts (as defined in the Exim Agreement) denominated in United States dollars or hedged foreign currencies and (b) seventy five percent (75.0%) of Eligible Foreign Accounts (as defined in the Exim Agreement) billed in a foreign currency and not subject to a Foreign Currency Hedge Agreement (as defined in the Exim Agreement), in each case net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue, or such other percentages as Bank establishes under Section 2.1.1of the Exim Agreement.”

“           “Credit Extension” is any Advance, Letter of Credit, or any other extension of credit by Bank for Borrower’s benefit.”

“           “Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.”

“           “Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.”

“           “Foreign Currency” means lawful money of a country other than the United States.”

“           “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.3.”

“           “Letter of Credit Application” is defined in Section 2.1.3(b).”

“           “Letter of Credit Reserve” has the meaning set forth in Section 2.1.3(d).”

“           “Letter of Credit Facility Eligible” means, as of any day during any Subject Month, Borrower has provided evidence to Bank that it (a) had Liquidity of at least the sum of (i) Six Million Dollars ($6,000,000.00) plus (ii) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) at all times during the applicable Testing Month, and (b) has Liquidity of at least the sum of (i) Six Million Dollars ($6,000,000.00) plus (ii) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) on such day.”

“           “LC Formula Event” is defined in Section 2.1.1(b).”

“           “Streamline Availability Amount” is the lesser of (a) Three Million Dollars ($3,000,000.00) and (b) the Borrowing Base.”

18	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“           “Advance Request and Invoice Transmittal” shows Eligible Accounts and/or Aggregate Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s name, address, invoice amount, invoice date and invoice number.”

“           “Applicable Rate” is a per annum rate equal to the Prime Rate plus (a) with respect to Financed Receivables based upon Eligible Accounts, three percent (3.0%), and (b) with respect to Financed Receivables based upon Aggregate Eligible Accounts, two percent (2.0%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had Net Income of at least One Dollar ($1.00) at all times during the three-month period ending on the last day of the applicable Testing Month, the Applicable Rate with respect to Financed Receivables based upon Aggregate Eligible Accounts shall be a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%).”

“           “Maturity Date” is May 31, 2010.”

“           “Minimum Finance Charge” is Five Thousand Dollars ($5,000.00).”

“           “Prime Rate” is the greater of (a) six percent (6.0%) and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

“           “Testing Month” is any month with respect to which Bank has tested (a) Borrower’s Liquidity in order to determine if Borrower is Streamline Facility Eligible, and (b) Borrower’s Net Income in order to determine the Applicable Rate when Borrower is Streamline Facility Eligible.”

and inserting in lieu thereof the following:

“           “Advance Request and Invoice Transmittal” shows Eligible Accounts and/or Aggregate Eligible Accounts, which Bank may finance, and (a) with respect to requests for Advances based upon Eligible Accounts, includes the Account Debtor’s name, address, invoice amount, invoice date and invoice number, (b) with respect to requests for Advances based upon Aggregate Eligible Accounts, includes (i) the Account Debtor’s name, address, invoice amount, invoice date and invoice number, (ii) the current outstanding amount of Advances made based upon (A) Eligible Accounts and (B) Aggregate Eligible Accounts and (iii) the Streamline Availability Amount, and (c) with respect to requests for Letters of Credit pursuant to Section 2.1.3, the requested amount of such Letter of Credit.”

“           “Applicable Rate” is (a) with respect to Financed Receivables based upon Eligible Accounts, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%), and (b) with respect to Financed Receivables based upon Aggregate Eligible Accounts, a per annum rate equal to the Prime Rate plus two percent (2.0%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had Net Income greater than One Dollar ($1.00) at all times during the three-month period ending on the last day of the applicable Testing Month, the Applicable Rate with respect to Financed Receivables based upon Aggregate Eligible Accounts shall be a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%).”

“           “Maturity Date” is December 31, 2011.”

“           “Minimum Finance Charge” is Five Thousand Dollars ($5,000.00), provided, however, for any Reconciliation Period during which no Credit Extensions were outstanding at any time under this Agreement and no Advances (as defined in the Exim Agreement) were outstanding under the Exim Agreement, the Minimum Finance Charge shall be Three Thousand Dollars ($3,000.00).”

“           “Prime Rate” is the greater of (a) four percent (4.0%) and (b) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.”

“           “Testing Month” is any month with respect to which Bank has tested (a) Borrower’s Liquidity in order to determine if Borrower is Streamline Facility Eligible or Letter of Credit Facility Eligible, and (b) Borrower’s Net Income in order to determine the Applicable Rate when Borrower is Streamline Facility Eligible.”

19	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4.              FEES.  Borrower shall pay to Bank a modification fee equal to Sixty Three Thousand Twenty Five Dollars ($63,025.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.              RATIFICATION OF PERFECTION CERTIFICATES.

(a)           Spire Corporation hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, between Spire Corporation and Bank, and acknowledges, confirms and agrees the disclosures and information Spire Corporation provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(b)           Spire Solar hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, between Spire Solar and Bank, and acknowledges, confirms and agrees the disclosures and information Spire Solar provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(c)           Spire Biomedical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, between Spire Biomedical and Bank, and acknowledges, confirms and agrees the disclosures and information Spire Biomedical provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(d)           Spire Semiconductor hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, between Spire Semiconductor and Bank, and acknowledges, confirms and agrees the disclosures and information Spire Semiconductor provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.              CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.              RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.              NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.              CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.            COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.
BORROWER: SPIRE CORPORATION By: /s/ Roger G. Little Name: Roger G. Little Title: Chief Executive Officer	By: /s/ Robert S. Lieberman Name: Robert S. Lieberman Title: Chief Financial Officer and Treasurer
SPIRE SOLAR, INC. By: /s/ Roger G. Little Name: Roger G. Little Title: Chief Executive Officer	By: /s/ Robert S. Lieberman Name: Robert S. Lieberman Title: Chief Financial Officer and Treasurer
SPIRE BIOMEDICAL, INC. By: /s/ Roger G. Little Name: Roger G. Little Title: Chief Executive Officer	By: /s/ Robert S. Lieberman Name: Robert S. Lieberman Title: Chief Financial Officer and Treasurer
SPIRE SEMICONDUCTOR, LLC By: Spire Corporation, a Massachusetts corporation, its sole Member and Manager By: /s/ Roger G. Little Name: Roger G. Little Title: Chief Executive Officer	By: /s/ Robert S. Lieberman Name: Robert S. Lieberman Title: Chief Financial Officer and Treasurer

BANK:

SILICON VALLEY BANK

By:       /s/ Kate Leland
Name: Kate Leland
Title:    Vice President

Schedule 1

EXHIBIT B

SVB>Silicon Valley Bank
A Member of SVB Financial Group
SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of SPIRE CORPORATION, SPIRE SOLAR, INC., SPIRE BIOMEDICAL, INC. and SPIRE SEMICONDUCTOR, LLC (jointly and severally, individually and collectively, “Borrower”) certify under the Second Amended and Restated Loan and Security Agreement (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the financial covenant set forth in Section 6.7 of the Agreement.

All other representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Financial Covenant

Required                                      Actual                                 Compliance

Liquidity                                              >$1,000,000                                  $ ______                                Yes   No

Streamline Facility Eligibility

Required                                       Actual                                   Eligible

Liquidity                                              >$6,000,000                                  $ ______                                Yes   No

Letter of Credit Eligibility

Required                                      Actual                                    Eligible

Liquidity                                              $______*                                    $_____                                    Yes   No

*As set forth in the definition of Letter of Credit Facility Eligible.

Applicable Rate Reduction when Streamline Facility Eligible

Required                                      Actual                            Eligible for Reduction

Three-Month Net Income                     >$1.00                                       $_____                                 Yes   No   N/A

Sincerely,

SPIRE CORPORATION
SPIRE SOLAR, INC.
SPIRE BIOMEDICAL, INC.
SPIRE SEMICONDUCTOR, LLC

________________________
Signature
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Title
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Date